AXIL Brands, Inc. Reports First Quarter Fiscal 2027 Financial Results

LOS ANGELES, October 6, 2026 (GLOBE NEWSWIRE) – AXIL Brands, Inc. (“AXIL,” “we,” “us,” “our,” or the “Company”) (NYSE American: AXIL), an emerging global consumer products company for AXIL® hearing protection and enhancement products and Reviv3® hair and skin care products, and marketing services for third-party brands today announced financial and operational results for the first fiscal quarter ended August 31, 2026.

First Quarter Financial Highlights (Period-ended August 31, 2026)

(All comparisons are to the three months ended August 31, 2025 unless otherwise stated)

•	Net revenues were $6.1 million, compared with $6.9 million in the prior-year period, a decrease of 11.2%. The comparison reflects the planned transition from XCOR to XCOR II and a material prior-year big-box order that did not repeat in the quarter. Direct-to-consumer revenue in the hearing segment was down less than 1%
•	Gross profit was $5.0 million, or 82.6% of sales, compared with $4.6 million, or 67.6% of sales. The current-quarter margin included a non-recurring $0.55 million benefit from IEEPA customs duty refunds recognized as a reduction of cost of revenues. Excluding that item, gross margin was approximately 73.6%
•	Income from operations was $437,000, compared with $412,000 in the prior-year period
•	Net income was $0.4 million, or $0.05 per diluted share, compared with $0.3 million, or $0.04 per diluted share
•	Adjusted EBITDA was $0.8 million, compared with $0.7 million
•	Net cash provided by operating activities was $3.8 million, compared with $739,000 used in the prior-year period
•	Cash was $7.9 million as of August 31, 2026, compared with $4.5 million as of May 31, 2026, with no outstanding borrowings

First Quarter Operational Update

•	On August 26, 2026, the Company announced XCOR II, the next-generation successor to its flagship AXIL wireless earbud line, with availability beginning September 15, 2026.
•	Initial XCOR II orders exceeded $2.8 million as of August 26, 2026 and $3.6 million as of September 30, 2026. Shipments are underway in the second quarter of fiscal 2027.
•	First-quarter results included advertising costs of approximately $360,000 and inventory staging related to XCOR II launch. That spend and those shipments did not benefit first-quarter revenue; the Company anticipates they will convert to revenue in the second quarter.
•	The Company brought three strategic partners into Reviv3 ProCare Company (“Reviv3”) to lead the planned global relaunch of the Reviv3 hair and skin care brand. In exchange for services, the partners received an approximately 25% ownership interest in Reviv3 in the aggregate. AXIL retains approximately 75% of Reviv3’s ownership interest and continues to consolidate Reviv3 results. The shares were valued at $137,511, which was recorded as a non-cash expense in the first quarter of fiscal 2027.

•	The Company received $0.9 million in IEEPA customs duty refunds, including interest, from U.S. Customs and Border Protection. Of this amount, $0.55 million related to duties on products already sold and was recognized as a reduction of cost of revenues, $0.32 million related to products still in inventory and was recorded as a reduction of inventory, and $0.04 million was interest included in other income. No IEEPA refund claims remain outstanding.

Management Commentary

“The principal development of the quarter was the launch of XCOR II,” said Jeff Toghraie, Chairman and Chief Executive Officer. “XCOR II was announced in August, became available on September 15, and generated orders exceeding $3.6 million through September 30 across retail, distribution, and direct-to-consumer, the strongest early demand we have seen for an AXIL product. First-quarter revenue does not yet reflect that launch. The quarter included the expected slowing of first generation XCOR, the advertising and inventory required to bring XCOR II to market, and a prior-year big-box order that did not repeat. Direct-to-consumer revenue in hearing enhancement and protection was down less than 1 percent. We expect that launch investment and those orders will be reflected in second quarter revenue and beyond.”

“Reported gross margin included a non-recurring customs duty refund. Underlying margin was 73.6 percent, in line with our history. Those refunds have been collected, and no claims remain outstanding. We ended the quarter with $7.9 million of cash and no debt, and by September 30, 2026, we had fulfilled the majority of the XCOR II order backlog. On Reviv3, we brought in experienced partners, retained control, and did so without deploying AXIL cash. We are optimistic about fiscal 2027 and focused on building long-term value for shareholders.”

Use of Non-GAAP Financial Measures

The Company calculates EBITDA by taking net income calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), and adjusting for income taxes, interest income or expense, and depreciation and amortization. The Company calculates adjusted EBITDA as EBITDA, further adjusted for stock-based compensation. Adjusted EBITDA is also presented as a percentage of revenue, which is calculated by dividing the non-GAAP Adjusted EBITDA for a period by revenue for the same period. Other companies may calculate EBITDA and adjusted EBITDA differently, limiting the usefulness of these measures for comparative purposes. The Company believes that these non-GAAP measures of financial results provide useful information regarding certain financial and business trends relating to the Company’s financial condition and results of operations, and management considers EBITDA and adjusted EBITDA important indicators in evaluating the Company’s business on a consistent basis across various periods for trend analyses. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements and are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Investors should not rely on any single financial measure to evaluate our business. A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net income, calculated in accordance with GAAP is included in a schedule to this press release.

AXIL BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED EBITDA and ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED AUGUST 31, 2026 AND 2025

(UNAUDITED)

	For the Three Months Ended
	August 31, 2026	August 31, 2025
Net income (GAAP)	$420,571	$334,294
Provision for income taxes	99,590	115,058
Interest income, net	(81,251)	(36,296)
Depreciation and amortization	65,538	62,087
Total EBITDA (Non-GAAP)	504,448	475,143

Adjustments:

Stock-based compensation	322,393	199,212

Total adjusted EBITDA (Non-GAAP)	$826,841	$674,355

Revenues, net (GAAP)	$6,090,383	$6,856,218

Adjusted EBITDA as a percentage of Revenues, net (Non-GAAP)	13.6%	9.8%

AXIL BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	August 31, 2026	May 31, 2026
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,928,587	$4,462,040
Accounts receivable, net	1,326,395	4,748,966
Inventory, net	4,438,940	4,419,628
Due from related party	78,822	—
Prepaid expenses and other current assets	956,930	712,214

Total Current Assets	14,729,674	14,342,848

OTHER ASSETS:
Property and equipment, net	418,684	389,733
Intangible assets, net	460,470	389,747
Right of use assets	310,828	360,512
Deferred tax asset	491,119	301,460
Other assets	20,720	20,720
Goodwill	2,152,215	2,152,215

Total Other Assets	3,854,036	3,614,387

TOTAL ASSETS	$18,583,710	$17,957,235

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,440,224	$1,989,048
Contract liabilities, current	297,724	389,333
Due to related party	—	152,177
Lease liabilities, current	191,297	195,563
Income tax liability	958,744	688,150
Other current liabilities	566,284	1,088,262

Total Current Liabilities	4,454,273	4,502,533

LONG TERM LIABILITIES:
Lease liabilities	161,179	209,105
Contract liabilities	81,077	101,380

Total Long Term Liabilities	242,256	310,485

Total Liabilities	4,696,529	4,813,018

Commitments and contingencies

EQUITY:
Series A Preferred Stock, $0.0001 par value; 27,773,500 shares designated; 24,873,500 and 24,873,500 shares issued and outstanding as of August 31, 2026 and May 31, 2026, respectively	2,487	2,487
Common stock, $0.0001 par value: 15,000,000 shares authorized; 6,822,681 and 6,822,681 shares issued and outstanding as of August 31, 2026 and May 31, 2026, respectively	682	682
Additional paid-in capital	9,892,683	9,720,981
Retained Earnings	3,841,659	3,420,067
Total stockholders’ equity attributable to AXIL Brands, Inc.	13,737,511	13,144,217
Noncontrolling interests	149,670	—
Total Equity	13,887,181	13,144,217
TOTAL LIABILITIES AND EQUITY	$18,583,710	$17,957,235

AXIL BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED AUGUST 31, 2026 AND 2025

(UNAUDITED)

	For the Three Months Ended August 31,

	2026	2025

Revenues, net	$6,090,383	$6,856,218

Cost of revenues	1,058,654	2,221,284

Gross profit	5,031,729	4,634,934

OPERATING EXPENSES:
Sales and marketing	2,837,371	2,759,757
Compensation and related taxes	373,599	396,706
Research and development	459,631	—
General and administrative	924,101	1,066,733

Total Operating Expenses	4,594,702	4,223,196

INCOME FROM OPERATIONS	437,027	411,738

OTHER INCOME (EXPENSE):
Other income	1,883	1,318
Interest income	81,251	37,579
Interest expense and other finance charges	—	(1,283)

Other income, net	83,134	37,614

INCOME BEFORE PROVISION FOR INCOME TAXES	520,161	449,352

Provision for income taxes	99,590	115,058

NET INCOME	$420,571	$334,294

Less: Net loss of subsidiary attributable to noncontrolling interests	(1,021)	—

Net income attributable to the stockholders of the Company	$421,592	$334,294

NET INCOME PER COMMON SHARE:
Basic	$0.06	$0.05
Diluted	$0.05	$0.04

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,805,199	6,638,785
Diluted	8,252,165	8,243,025

AXIL BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED AUGUST 31, 2026 AND 2025

(UNAUDITED)

	For the Three Months Ended
	August 31,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$420,571	$334,294
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	65,538	62,087
Provision (Recovery) for credit losses	(32,014)	(158)
Stock-based compensation and stock option expense	322,393	199,212
Deferred income taxes	(189,659)	(75,943)
Change in operating assets and liabilities:
Accounts receivable	3,454,585	(1,774,648)
Inventory	(19,312)	(1,355,804)
Prepaid expenses and other current assets	(244,716)	12,290
Accounts payable	451,176	1,525,180
Other current liabilities	(353,891)	383,246
Contract liabilities	(111,912)	(48,950)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	3,762,759	(739,194)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangibles	(109,880)	(86,130)
Purchases of property and equipment	(55,333)	(8,367)

NET CASH USED IN INVESTING ACTIVITIES	(165,213)	(94,497)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of note payable	—	(1,030)
Advances from a related party	56,453	1,207,693
Repayments to a related party	(187,452)	(1,056,202)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(130,999)	150,461

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,466,547	(683,230)

CASH AND CASH EQUIVALENTS - Beginning of period	4,462,040	4,769,854

CASH AND CASH EQUIVALENTS - End of period	$7,928,587	$4,086,624

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$—	$1,134
Income taxes	$18,656	$—

AXIL Brands will host a conference call to discuss results and provide a corporate update for investors, including a Q&A session, starting at 5:00 PM ET today (October 6, 2026). To access the live event, dial 1-877-425-9470 (Domestic) or 1-201-389-0878 (International), or via webcast at https://viavid.webcasts.com/starthere.jsp?ei=1777813&tp_key=7330938b30. The call will be available via telephone replay for seven days following the call by dialing 1-844-512-2921 (Domestic) or 1-412-317-6671 (International) with access code 13762995. A webcast (audio stream) replay will also be available on demand at www.goaxil.com in the investor relations section.

Questions may be submitted in advance to investors@goaxil.com

About AXIL Brands

AXIL Brands (NYSE American: AXIL) is an emerging global consumer products company. The Company is a manufacturer and marketer of premium hearing enhancement and protection products, including ear plugs, earmuffs, and ear buds, under the AXIL® brand, premium hair and skincare products under its in-house Reviv3® brand - selling products in the United States, Canada, the European Union, and throughout Asia and provides marketing services to third-party brands.

To learn more, please visit the Company’s AXIL® website at www.axilbrands.com and its Reviv3® website at www.reviv3.com

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. The use of words such as “anticipate,” “believe,” “expect,” “continue,” “will,” “may,” “prepare,” “should,” and “focus,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available information, and management’s beliefs, projections, and current expectations, and are subject to a number of significant risks and uncertainties, many of which are difficult to predict and beyond management’s control and may cause the Company’s results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: (i) the Company’s ability to grow its net revenues and operations, including developing new and improved products, diversifying and expanding its distribution and retail channels, expanding the marketing services business, and growing internationally; (ii) the Company’s ability to perform in accordance with any guidance provided by management, which may differ from the Company’s actual operating results; (iii) the Company’s ability to generate sufficient revenue to support the Company’s operations and to raise additional funds or obtain other forms of financing as needed on acceptable terms, or at all; (iv) potential difficulties or delays the Company may experience in implementing its cost savings and efficiency initiatives; (v) the Company’s ability to compete effectively with other companies in its industries; (vi) the concentration of the Company’s customers, potentially increasing the negative impact to the Company by changing purchasing or selling patterns; (vii) changes in laws or regulations in the United States and/or in other major markets, such as China, in which the Company operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase the Company’s product costs and other costs of doing business, and reduce the Company’s earnings; (viii) continued uncertainty with respect to U.S. trade policies and tariffs; (ix) the Company’s ability to engage in acquisitions, investments,  partnerships, strategic alliances or dispositions when desired; (x) the Company’s ability to successfully accelerate its supply chain transition strategy and achieve the intended benefits; (xi) the impact of unstable market and general economic conditions on the Company’s business, financial condition and stock price, including inflationary cost pressures, the possibility of an economic recession and other macroeconomic factors, geopolitical events, and uncertainty, increased tariffs and other trade restrictions and barriers, unemployment rates, decreased discretionary consumer spending, supply chain disruptions and constraints, labor shortages, ongoing economic disruption, the Ukraine-Russia conflict and conflicts in the Middle East, and other downturns in the business cycle or the economy; and (xii) the success of new product and branding initiatives, including the XCOR II launch, including the conversion of orders into revenue, which may be affected by order cancellations and returns, and the planned relaunch of the Reviv3 brand. There can be no assurance as to any of these matters, and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investor Relations:

investors@goaxil.com